WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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This schedule contains summary financial information extracted from the audited financial statements for the nine month period ended
September 30, 2000 and is qualified in its entirety by reference to such financial statements.

PERIOD TYPE:                          QUARTER
FISCAL YEAR END:                      DEC-31-1999
PERIOD START:                         JULY-1-2000
PERIOD END:                           SEPTEMBER-30-2000
CASH:                                        3,910,405
SECURITIES:                                         0
RECEIVABLES:                                    71,263
ALLOWANCES:                                         0
INVENTORY:                                          0
CURRENT ASSETS:                              5,135,724
PP&E:                                        4,534,458
DEPRECIATION:                                       0
TOTAL ASSETS:                               26,655,280
CURRENT LIABILITIES:                         8,801,486
BONDS:                                             0
PREFERRED MANDATORY:                               0
PREFERRED:                                     275,774
COMMON:                                        909,476
OTHER SE:                                           0
TOTAL LIABILITY AND EQUITY:                  26,655,280
SALES:                                         395,704
TOTAL REVENUES:                                395,704
CGS:                                                0
TOTAL COSTS:                                11,403,086
OTHER EXPENSES:
LOSS PROVISION:                                     0
INTEREST EXPENSE:                            2,031,100
INCOME PRETAX:                             (13,038,482)
INCOME TAX:                                         0
INCOME CONTINUING:                                  0
DISCONTINUED:                                       0
EXTRAORDINARY:                                      0
CHANGES:                                            0
NET INCOME:                                (13,038,482)
EPS PRIMARY:                                      (.15)
EPS DILUTED:                                      (.15)

Exhibit 27


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